UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2005

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(1) As a follow-up to disclosures made by Trinity Industries, Inc. (the "Company") in a Form 8-K dated December 14, 2004, on March 14, 2005, the Board of Directors of the Company elected Mr. William A. McWhirter, Vice President and Chief Financial Officer of the Company and Mr. Chas Michel, Vice President, Controller and Chief Accounting Officer of the Company.

(2) Mr. McWhirter, age 41, joined the Company in 1985 and held various accounting-related positions until 1992, when he was named Vice President-Accounting for Trinity’s Concrete and Aggregates business. In 1999 he was elected to a corporate position in Trinity as Vice President for Mergers and Acquisitions. In 2001, he was named Executive Vice President of Trinity’s Construction Products Group. McWhirter received an undergraduate degree in finance from the University of Texas at Arlington in 1986 and his CPA license in 1991.

Mr. Michel, age 51, joined Trinity in 2001 as Corporate Controller after working 16 years in public accounting with KPMG Peat Marwick (the last six years as a partner) and ten years in the restaurant industry serving as a Chief Financial Officer. Michel received an undergraduate degree in Accounting from Texas Tech University in 1975 and his CPA license in 1978.

(3) There is no employment agreement between the Company and Mr. McWhirter or Mr. Michel.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

March 15, 2005	By:	Michael G. Fortado

Name: Michael G. Fortado
Title: Vice President and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release